( BW)(CA-PACER-INTL)(PACR) Pacer's Chairman and CEO to Retire After Successor Named

Business Editors/Logistics & Transportation Writers

CONCORD, Calif.--(BUSINESS WIRE)--Oct. 26, 2006--Pacer International Nasdaq:PACR), the North America logistics and transportation provider, announced today that its chairman and chief executive officer, Donald C. Orris, will retire within the next 12 months upon the Board's appointment of his successor. Pacer's Board is presently considering and will name a successor.

 Pacer also announced that Mr. Orris intends to establish a pre-arranged trading plan to sell up to 660,000 shares of Pacer common stock, as part of his individual long-term strategy for asset diversification and estate planning purposes.

"After founding Pacer in March 1997 with the acquisition of a small intermodal marketing and trucking company, Don has worked tirelessly over the last ten years to build Pacer into a leading North American third-party logistics and freight transportation provider," said the company's vice chairman, Michael E. Uremovich.

Pacer's strength is our people, from our product line presidents and managers to our line employees in operations and customer service, and everyone in between," said Mr. Orris. "But after 44 years in the freight transportation industry, including 10 years as chairman and CEO of Pacer, it is time for me to step down from this company, which has become a leader in logistics and intermodal transportation and has a promising future. It is time to spend more quality time with my wife and family, including my four grandchildren, and to plan for their futures." Mr. Orris is 65 years old.

Mr. Orris' pre-arranged trading plan will be adopted in accordance with guidelines specified in Rule 10b5-1(c) of the Securities Exchange Act of 1934 during an open trading window under Pacer's securities trading policy and is expected to extend by its terms through October 30, 2007, with sales made from time to time at the sole discretion of an independent broker, subject to a minimum share price specified in the plan. To the extent required by SEC rules, sales under the plan will be reported publicly on Forms 144 and 4. Except to the extent required by law, Pacer does not undertake to report the adoption of trading plans by its directors, officers or employees, or to report modifications, terminations, transactions or other activities under the Orris plan.

ABOUT SEC RULE 10b5-1(c) -- Rule 10b5-1(c) allows corporate insiders who are not then in possession of material, non-public information to establish pre-arranged written plans to buy or sell a specified number of shares over a set period of time. The specified number may be determined by a formula or at the discretion of an independent third party. These trading plans enable insiders to gradually diversify their investment portfolio by spreading stock sales over a longer time period than would otherwise be the case under the limited trading windows that follow the release of financial information, thereby reducing the impact of their sales on the market.

In addition, the rule is intended to permit sales by insiders in a manner that avoids concerns about whether they have material, non-public information at the time shares are sold. Once a plan is established, the insider retains no discretion over sales under the plan, and the pre-arranged trades can be executed through a broker at later dates without regard to whether the insider has subsequently become aware of material, non-public information.

ABOUT PACER INTERNATIONAL -- Pacer International, a leading non-asset based North America third-party logistics and freight transportation provider, through its subsidiaries and divisions, offers a broad array of logistics and other services to facilitate the movement of freight from origin to destination. Its services include wholesale Stacktrain (cost-efficient, two-tiered rail transportation for containerized shipments) and cartage (local trucking) services, and retail intermodal marketing, truck brokerage, trucking services, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its business units Pacer Stacktrain and Pacer Global Logistics are headquartered in Concord, California, and in Dublin, Ohio, respectively.

Web site: www.pacer-international.com

CERTAIN FORWARD-LOOKING STATEMENTS -- This press release contains or may contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company's current expectations and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions; congestion, work stoppages, capacity shortages or weather related issues and service disruptions affecting our rail and motor transportation providers; industry trends, including changes in the costs of services from rail and motor transportation providers; changes in our business strategy, development plans or cost savings plans; the loss of one or more of our major customers; competition; availability of qualified personnel; the frequency or severity of accidents, particularly involving our trucking operations; our ability to integrate acquired businesses; changes in, or the failure to comply with, government regulations; changes in interest rates; difficulties in maintaining or enhancing our information technology systems; terrorism and acts of war; and increases in our leverage. Additional information about factors that could affect the company's business is set forth in the company's various filings with the Securities and Exchange Commission, including those set forth in the company's annual report on Form 10-K for the year ended December 30, 2005 filed with the SEC on March 1, 2006. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

Note to editors: Issued by Steve Potash and Company, tel. 510-865-0800, or steve@potashco.com

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CONTACT: Pacer International

Larry Yarberry, CFO, 925-887-1577

Cell: 925-890-9245

lyarberry@pacerintl.com